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                                                                    Exhibit 99.1


Investor Relations Contact:
Michelle Weaver
650-874-7780

                 Gap Inc. Announces Pricing of Intermediate Term
                             Private Placement Notes

SAN FRANCISCO -- November 16, 2001 -- Gap Inc. (NYSE: GPS) announced today that it has agreed to sell in a private placement $200,000,000 aggregate principal amount of 8.15% Notes due December 15, 2005 and $500,000,000 aggregate principal amount of 8.80% Notes due December 15, 2008. The net proceeds from the note offering will be used for general corporate purposes including possible repayment of short-term indebtedness. The offering is expected to close on November 21, 2001.

The notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements
The matters set forth in this press release, including statements concerning the company's plans for an offering of notes, are forward-looking statements, which reflect Gap Inc.'s current view of future events. Whenever used, the words "expect", "plan", "intend", "will" and similar expressions identify forward-looking statements. Any forward-looking statements are subject to risk and uncertainty, including market conditions for the notes. For more detail on other risks, please refer to the company's annual report on Form 10-K and/or other filings with the Securities and Exchange Commission.